Exhibit 99.5

Exhibit 99.5

CONFIDENTIAL

APRIL 2005

Working Draft

DISCUSSION MATERIALS

Project Independence

PROJECT INDEPENDENCE

Table of Contents

I EXECUTIVE SUMMARY 1

II ARMY 6

III NAVY 27

IV PRO FORMA VALUATION ANALYSIS 38

APPENDIX 46

The information herein has been prepared by Lazard based upon information supplied by Navy and Army and publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by Navy and Army with respect to the anticipated future performance of Navy and Army and the combined company. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of Navy, Army or any other entity, or concerning solvency or fair value of Navy or Army or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Navy and Army as to the future financial performance of Navy, Army and the combined company, as the case may be; we assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. We have valued Navy, and the Navy membership interests on a standalone basis by reference to the new Navy standalone model provided to us and Navy’s proposed changes in contemplation of or as part of any strategic transaction or restructuring (together, the “Navy standalone model”), and we express no opinion on the effect of the implementation of the new Navy standalone model. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and information were prepared exclusively for the benefit and internal use of the Board of Directors of Navy in order to assist it in evaluating a possible transaction with Army and do not address the relative merits of the possible transaction with Army as compared to any alternative strategy or transaction that might be available to Navy. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

PROJECT INDEPENDENCE

I Executive Summary

PROJECT INDEPENDENCE

I EXECUTIVE SUMMARY

Transaction Summary

TRANSACTION

Navy will be reorganized from a New York not-for-profit corporation into a business corporation through a merger with a newly formed wholly-owned subsidiary

After the reincorporation of Navy, Navy will be merged with and into a wholly-owned subsidiary of a new holding company – Navy Holdings, Inc. which will be the publicly traded corporation after the merger. Army will merge with another wholly-owned subsidiary of Navy Holdings

Except with respect to the cash distribution to Navy members, the transaction has been structured to qualify as a tax-free transaction for federal income tax purposes for both Navy members and Army shareholders

TRANSACTION

CONSIDERATION

Army shareholders will exchange their shares for 30% of the equity in Navy Holdings

Navy members will exchange their membership interests for 70% of the equity in Navy Holdings

Navy Holdings will be a for-profit, publicly-traded entity

CASH AT CLOSING /

DIVIDENDS

In connection with the transaction, Navy’s members will receive a cash distribution of $300,000 per member; aggregate amount of such distribution shall be $409.8 million

Navy has a right to issue additional cash dividends to its members prior to the closing to the extent that its free cash exceeds an amount equal to 233 1/3% of Army’s free cash at closing

Army has a right to issue cash dividends to its shareholders prior to the closing to the extent that its free cash exceeds an amount equal to 3/7ths of Navy’s free cash at closing.

Free cash is defined as cash on hand net of any long-term debt and net of the $409.8mm Navy distribution

After taking into account any dividend, Navy must have at least $350 million of free cash at closing, and Army must have at least $150 million of free cash at closing

NAME

Navy Holdings, Inc.

HEADQUARTERS

New York, NY

BOARD COMPOSITION /

MANAGEMENT

14 directors, 11 of whom shall be the existing Navy directors and 3 of whom shall be designated by Army

Other than CEO of Navy Holdings, all will be independent under Navy’s existing independence policies

Current CEO of Navy will be CEO of Navy Holdings

1 WORKING DRAFT

PROJECT INDEPENDENCE

I EXECUTIVE SUMMARY

Transaction Summary (cont’d)

CLOSING CONDITIONS

OF MERGER

Two-thirds Navy member approval and approval of a majority of Army shareholders

Requisite governmental consents and approvals, accuracy of representations and warranties subject to MAE qualifications and performance in all material respects of each party’s obligations under the merger agreement

FIDUCIARY OUT

Either Army or Navy may, prior to receipt of the required member or stockholder vote (as applicable) may change its recommendation if that party has received a bona fide acquisition proposal from a third party and its board of directors concludes in good faith that the proposal is a “superior proposal”

Prior to termination, the other party has a seven day period to “match” the terms of the “superior proposal”

If a superior proposal is accepted and the transaction is terminated, Army/Navy must pay a termination fee of $35 million and reimburse the other party for out-of pocket expenses of up to an additional $5 million

TERMINATION

Each party also has the right to terminate if the transaction does not close by May 1, 2006 (either party may extend the termination date for up to an additional four months if the only closing condition remaining is governmental/ regulatory approval or if the Navy members or the Army stockholders do not vote in favor of the transaction)

OTHER

Shares that are issued to Navy members will be subject to transfer restrictions. The transfer restrictions will be removed in equal installments on each of the third, fourth and fifth anniversaries of the closing. The Board of Navy Holdings Inc. will have the right to remove these transfer restrictions earlier in its sole discretion

All trading rights in Navy will be retained by Navy Holdings, which will license them after the closing

ANTICIPATED CLOSING

Q4 2005

2 WORKING DRAFT

PROJECT INDEPENDENCE

I EXECUTIVE SUMMARY

Strategic Rationale

NAVY

COMBINED OPERATIONS

Scale

Positioned to compete on global basis

Brand

Multiple products across cash and derivative markets

Reliability

Full listing offering

Opportunity to leverage rich Navy market data with advanced Army data management tools

ARMY

Acceleration of new product rollout

Speed

Catalyst for cultural change

Innovation

Combined world-class management team

Responsiveness Efficiency

3 WORKING DRAFT

PROJECT INDEPENDENCE

I EXECUTIVE SUMMARY

Potential Risks

General

Decline in overall market volumes

Further fee compression for trading OTC and listed securities

Army

Impact of Regulation NMS

— Exposure to Tape B revenues which could be adversely affected

— Impact of trade through rule

PCX Holdings

— Successful closure of acquisition

— Integration of businesses

— Development of electronic options platform

Erosion of market share in OTC securities

Navy

Achievability of standalone cost and revenue improvements

Implementation of profit model

Long term position of Navy’s SRO

Successful delivery of Hybrid+ system

Erosion of Listed market share

Transaction specific risks

Fit of Army / Navy market models

Information technology development costs and systems integration

Cultural fit between the two organisations

Dependency on key Army / Navy management to implement combined business plan

Securing necessary regulatory approvals

Ability to secure Navy member vote

Ability to achieve revenues associated with leasing Navy trading rights

4 WORKING DRAFT

PROJECT INDEPENDENCE

I EXECUTIVE SUMMARY

Activity To Date

Initial contacts in January 2005 – CEO to CEO and CFO to CFO

Confidentiality agreements signed

Preliminary due diligence conducted mid-February 2005

Financial, legal/regulatory, operational/technology meetings

Work on projections, potential synergies and pro forma financials in late February 2005 / early March 2005

Continuing work on pro forma financials and projections in early March 2005

Additional CEO and CFO discussions throughout March 2005

Ongoing negotiations re key terms – late March 2005 / early April 2005

Navy CEO meetings with Army senior executives

Army CEO meetings with Navy senior executives

Regularly scheduled Navy board meeting – April 7, 2005

Preliminary board meeting on April 18, 2005; board meeting on April 19, 2005; fairness opinion to be delivered on April 20, 2005

Anticipated announcement April 20, 2005 after close of market

5 WORKING DRAFT

PROJECT INDEPENDENCE

II Army

PROJECT INDEPENDENCE

II ARMY

Army History

In December of 1996, Gerald Putnam co-founded The Army Electronic Communications Network (“Army ECN”) to take advantage of a market opportunity resulting from the SEC’s new order handling rules that govern trading in Nasdaq-listed securities

Army ECN was launched in January 1997, as one of the four original ECNs approved by the SEC

Since inception, Army has offered its subscribers an execution model (“SmartBook”) – a national limit order book for OTC and listed stocks

In July 2000, partnered with the Pacific Exchange, Inc. (“PCX”) to create first open, all electronic stock market in the U.S.

SEC approved rules governing ArmyEx in October 2001

In March 2002, ArmyEx began trading PCX primary listings

Migrated the trading of Nasdaq-listed securities from the Army ECN to ArmyEx in April 2003

PCX relationship gives Army ability to self-clear portion of its trades and realize market data and listing revenue

By November 2002, completed rollout of listed securities on ArmyEx

On August 11, 2004, Army completed an initial public offering and received net proceeds of $67.6 million

Army currently has approximately 14% share of total U.S. market volume, up from 9% in 2002

Third largest market share on OTC market

Growing share of listed trading

Leading presence in ETFs

6 WORKING DRAFT

PROJECT INDEPENDENCE

II ARMY

Army Business Overview

($ in millions)

2004 NET REVENUES(a)

DESCRIPTION

$ % OF TOTAL

TRADING

PLATFORM

Open all-electronic stock market

Access to over 8,000 securities through four platforms:

ArmyEx – NYSE, NASDAQ, AMEX and PCX

ArmyEdge – OTC Bulletin Board (small cap)

NYSE DOT interface

Army Europe Ltd. (UK)

$232.1    68.1%

MARKET DATA

Fees for providing data to centralized aggregators based on the level of trading activity on ArmyEx

$56.6    16.6%

AGENCY

BROKERAGE

(WAVE)

Agency brokerage services to institutional customers who are not broker dealers and may not access ArmyEx or other market

Does not solicit customer orders

To be sold prior to close of transaction

$51.5    15.1%

LISTING FEES

Contractual arrangement with the Pacific Exchange

Fees from 236 companies listed on Pacific Exchange

$0.4    0.3%

Total    $340.6    100.0%

(a) Net of $200.7mm for liquidity payments.

7 WORKING DRAFT

PROJECT INDEPENDENCE

II ARMY

Trading Volume – Historical

2002 2003 2004

2002-2004 INCREASE IN

MARKET SHARE

TOTAL U.S.

MARKET VOLUME

Army Army Army 8.86% 12.61% 14.17% Army Army Army 17.24% 24.57% 25.25% Army Army 5.53% 12.18% Army 22.71% Army Army Army 0.94% 1.12% 1.82%

+5.31%

NASDAQ VOLUME

+8.01%

AMEX VOLUME

+17.18%

NAVY VOLUME

+0.88%

ARMY % OF

CUSTOMER

ORDER

VOLUME

Matched Internally

Routed Out

65.9%    34.1    80.6%    19.4    86.6%    13.4

ARMY AVERAGE

TRANSACTION

COSTS

(PER SHARE)

Gross Trading Revenues

Liquidity Payments

Net Trading Revenues

Net Trading Revenues ($mm)

$0.0044    (0.0006)    $0.0038    $ 309.8    $0.0037    (0.0013)    $0.0024    $ 275.6    $0.0035    (0.0014)    $0.0021    $ 283.6

8 WORKING DRAFT

PROJECT INDEPENDENCE

II ARMY

Trading Volume – Management Projections

1Q05

2005E 2006E 2007E

1Q05–2007

TOTAL U.S.

MARKET VOLUME

Army Army 13.63% 15.16% Army Army 16.56% 18.33% Army Army Army Army 23.53% 27.50% 24.50% 26.00% Army Army 25.53% 27.50% Army Army 30.50% 33.50% Army Army Army Army 2.50% 7.12% 9.08% 4.24%

+4.70%

NASDAQ VOLUME

+3.97%

AMEX VOLUME

+7.97%

NAVY VOLUME

+6.58%

ARMY AVERAGE

TRANSACTION COSTS

(PER SHARE)

Gross Trading Revenues

Liquidity Payments

Net Trading Revenues

Net Trading Revenues ($mm)

$0.0033 (0.0014) $0.0019 $267.2

(Annualized)

$0.0034 (0.0014) $0.0020 $325.6 $0.0032 (0.0012) $0.0020 $ 406.3 $0.0031 (0.0012) $0.0019 $475.3

Source: Army Management.

9 WORKING DRAFT

PROJECT INDEPENDENCE

II ARMY

Market Data Revenues

($ in millions)

2004

2005E

2006E

2007E

MARKET DATA REVENUE

A    A    A    A 5%    6%    11%    13%    B 40%    C 35%    C    B    B    B    C 54% C 33% 56% 59% 33% 55%

Total: $57

Total: $59

Total: $73

Total: $84

Tape A: NYSE

Tape B: AMEX

Tape C: Nasdaq

Source: Army Management.

10 WORKING DRAFT

PROJECT INDEPENDENCE

II ARMY

PCX Holdings

($ in millions)

On January 3, 2005 announced acquisition of PCX Holdings for approximately $51mm

PCX Holdings is comprised of:

Pacific Exchange’s options business represents ~10% of U.S. market

PCX (current regulator of ArmyEx)

20% interest in the Options Clearing Corporation

Strategic vision of combining equity and option trading on a single exchange

Financial impact of PCX not included in IBES estimates; included in management estimates from 4Q 2005 onwards

Anticipate significant revenue and cost synergies

Anticipated closing: Summer 2005

Our valuation of Army assumes completion of PCX acquisition

PURCHASE PRICE

MANAGEMENT PROJECTED

FINANCIAL PERFORMANCE

Cash $40.6 2005E 2006E 2007E

Stock 10.1 Revenues $31.7 $56.7 $67.6

Announced Purchase Price $50.7 EBITDA 5.1 23.3 40.1

Source: Army Management.

11 WORKING DRAFT

PROJECT INDEPENDENCE

II ARMY

Financial Summary

($ in millions)

NET REVENUES

$700

CAGR: Management Projections

2000-2004

54.3%    600    2004-2005

17.2%

$572 2004-2007 18.9% $492 500 $399 400 $341 $312 $306 300 200 $155 100 $60 0 00 01 02 03 04 05 06 07

EBITDA

$300 40% CAGR: Management Projections 2000- 2004 NM 250 2004-2005 7.7% 35 2004-2007 29.0% $214 200 30 $159 150 25 EBITDA $107 $100 100 20 Margin 50 $31 15 0 10 ($17) ($27) (50) ($38) 5 (100) 0 00 01 02 03 04 05 06 07

Net Income – – – – $46 $49 $73 $104

Source: Army Management (includes Wave).

12 WORKING DRAFT

PROJECT INDEPENDENCE

II ARMY

Earnings Per Share

($ per share)

ANNUAL EARNINGS PER SHARE

$2.50 2.00 1.50 1.00 0.50 0.00

CAGR

2004-2007E 27.6%

$2.19

$1.52

$1.20 $1.05 $1.03 $1.05

2004 2005E 2006E 2007E

Management/Actual IBES

Source: IBES and Army Management.

Note: Assumes annualized tax rate pre-IPO. Projections assume a constant share count.

13 WORKING DRAFT

PROJECT INDEPENDENCE

II ARMY

Selected Market Data

($ in millions, except per share amounts)

1 YEAR PRICE/VOLUME HISTORY

1 YEAR INDEXED PRICE HISTORY

Volume (in 000s)

Price

IPO (8/12/04): $11.50/share

26 Aug 04 Launch of ArmyVision (online access to exchange-provided real-time and historical information)

3 Jan 05 Acquisition of PCX Holding, parent company to the Pacific Exchange and PCX Equities

10    15    20    25    30    $35

0    250    500    750    1,000

12 Aug 04    30 Sep 04    19 Nov 04    8 Jan 05    27 Feb 05    18 Apr 05

80    100    120    140    160    180    200

37.2%    30.0%    7.8%

12 Aug 04    30 Sep 04    19 Nov 04    8 Jan 05    27 Feb 05    18 Apr 05

Army Composite (a) S&P 500

SUMMARY FINANCIAL INFORMATION AND VALUATION STATISTICS (2004)

Net Revenues $340.6

EBITDA 99.7

Net Income (normalized tax rate) 45.7

Total Long-Term Debt 0.0

Book Value 460.9

Tangible Book Value 236.8

2005E EPS IBES $1.05

2006E EPS IBES 1.20

Long-Term Growth Rate (IBES) 11.0%

EBITDA Margin 29.3

Annual Dividend $0.00

Dividend Yield 0%

Share Price (4/18/05) $16.75

FD Shares Outstanding (mm) 47.643

Market Equity Value $798.0

Less: Cash (177.9)

Enterprise Value $620.1

Equity Value as a Multiple of:

Book Value 1.73x

Tangible Book Value 3.37

2005E EPS IBES 16.0x

2006E EPS IBES 14.0

Enterprise Value as a Multiple of:

Net Revenues 1.8x

EBITDA 6.2

Source: FactSet (4/18/05).

(a) Includes Chicago Mercantile Exchange, eSpeed, International Securities Exchange, Investment Technology Group and Nasdaq.

14 WORKING DRAFT

PROJECT INDEPENDENCE II ARMY

Analyst Commentary

12-MONTH ANALYST RECOMMENDATION SUMMARY

FIRM NAME	ANALYST	RECOMM.	TARGET PRICE	2005E EPS	2006E EPS	DATE
Keefe, Bruyette & Woods	R. Herr	Outperform	$22.50	$1.06	$1.25	4/18/05
Sandler O'Neill & Partners	R. Repetto	Hold	18.00	1.02	1.19	4/18/05
Lehman Brothers	R. Freeman	Neutral	20.00	1.04	NA	4/6/05
Raymond James	M. Vinciquerra	Underperform	--	1.01	1.07	4/4/05
Piper Jaffray	P. Swanson	Market Perform	20.00	0.96	1.12	4/1/05
Jefferies	C. Chamberlain	Hold	18.00	1.13	1.23	2/1/05
JP Morgan	W. Tanona	Neutral	--	1.15	1.30	9/21/04
Bear Stearns	D. Goldberg	Peer Perform	--	1.06	1.22	9/15/04

CONSENSUS

Recommendations:	
Buy	12.5%
Hold	75.0
Sell	12.5
Target Share Price:	
Current Price	$16.75
Median Target	20.00
% Change to Current Price	*+19.4%*
EPS Estimates:	
2005E	$1.05
2006E	$1.20
'05-'06 Growth	15%
IBES L-T Growth	11

COMMENTS

- "Over the past few months, we believe that the industry competition has increased with Nasdaq lowering prices in November 2004 and just this week announcing free order routing services to Navy's DOT services." *Piper Jaffray (4/1/05)*
- "Regulators are pushing markets to formulate policies that will eliminate tape/trade shredding… There do remain possible positives to the Army story of which investors should be aware, such as possible market share gains on the NYSE or a merger in the space." *Raymond James (2/18/05)*
- "During the [fourth] quarter, Army recorded sequential market share declines in Nasdaq and AMEX, yet generated market share gains in NYSE-listed names. We believe pending market structure changes will allow Army to further grow its NYSE market share." *Bear Stearns (1/24/05)*
- "Key growth opportunities include organic industry volume growth, which has grown at 14%-19% annually historically, and incremental legs of growth from continued market share gains in Nasdaq/ETF securities, volume gains in Listed stocks brought on by regulatory change, additional listing fees and potential industry consolidation." *Merrill (9/22/04)*

Source: Bloomberg and equity research.

15 | LAZARD WORKING DRAFT

PROJECT INDEPENDENCE II ARMY

Relevant Comparable Companies

($ in millions)

			Equity ATS/ECN		Non-Equity Exchanges		Trading			
		Army	Nasdaq	Instinet	CME	ISE	ITG	LaBranche	Knight Trading	eSpeed
PRODUCTS	Equities	●	●	●			●	●	●	●
	Options				●	●		●		●
	Futures				●			●		●
	Clearing			●	●					
	Securities Depository									
REVENUE BREAKDOWN	Listing	--	31%	--	--	--	--	--	--	--
	Cash Transactions	83%	44	100% (a)	--	--	62%	100%	87%	80% (d)
	Derivatives Transactions	--	--	--	85% (b)	66%	--	--	--	--
	Market Data	17	18	--	11	14	--	--	--	20
	Clearing	--	--	--	--	--	--	--	--	--
	Other	--	8	--	4	20	38	--	13 (c)	--

RANKINGS

'03-'04 REVENUE GROWTH

Rank	Company	Growth
1	CME	37.9
2	ISE	24.7
3	Knight Trading	14.6
4	**Army**	**11.5**
5	eSpeed	5.7
6	Instinet	2.8
7	ITG	0.1
8	LaBranche	(3.8)
9	Nasdaq	(17.8)

LTM EBITDA MARGIN

Rank	Company	Margin
1	CME	56.4%
2	ISE	46.1
3	eSpeed	43.7
4	LaBranche	36.8
5	Nasdaq	30.4
6	**Army**	**29.3**
7	ITG	25.7
8	Instinet	20.5
9	Knight Trading	15.5

EPS GROWTH

Rank	Company	L-T	'04-'05	'05-'06
1	ISE	27.7%	14.9%	23.7%
2	CME	15.0	25.4	12.4
3	Knight Trading	15.0	19.0	38.0
4	Instinet	14.0	54.2	40.5
5	eSpeed	12.5	(65.5)	57.9
6	**Army (IBES)**	**11.0**	**0.0**	**14.8**
7	Nasdaq	10.0	0.0	89.7
8	ITG	10.0	24.2	10.4
9	LaBranche	5.0	(14.3)	37.5

Source: FactSet (4/18/05) and Company Filings.

(a) Includes market data revenue from INET as well as clearing revenues.
(b) Includes clearing activity.
(c) Includes revenues from asset management.
(d) Includes both cash and derivatives which are not split out by the company.

16 | LAZARD WORKING DRAFT

PROJECT INDEPENDENCE

II ARMY

Excluded Comparable Companies

REVENUE BREAKDOWN COMMENTS LISTING CASH TRANSACTIONS DERIVATIVES TRANSACTIONS MARKET DATA CLEARING & SETTLEMENT OTHER

Euronext 5% 18% 36% 31% 8% 3%

LSE 15 38 2 40 - 4

TSX 43 34 - 20 - 3

ASX 22 44 16 12 - 6

OM HEX 6 14 10 7 8 55

HK Exchanges 16 28 14 13 29 -

Sing. Exchange 7 13 - 15 60 5

Deutsche Boerse 1 14 28 8 40 9

ICAP - 51 42 2 - 6

INTERNATIONAL EXCHANGES

National exchanges that are mostly local monopolies. Business model risks to revenue and competitive dynamics are different to Army’s

These differences include:

Listing revenues

Clearing revenues

Derivatives revenues

Technology revenues

OTHER

International interdealer broker business model and instruments traded are different to Army’s

Source: FactSet (4/18/05) and Company Filings.

17 WORKING DRAFT

PROJECT INDEPENDENCE | II ARMY

Comparative Valuation Statistics for Army

($ in millions)

TRADING COMPARABLES												
				Enterprise Value/LTM			LTM Margins		Price/Earnings		
		Equity Value	% of 52-W High	Revenue	EBITDA	EBITA	EBITDA	EBITA	LTM	2005E	2006E
EQUITY ATS/ECN	Nasdaq	$847	89.7%	2.0x	6.7x	13.8x	30.4%	14.6%	27.3x	27.3x	14.4x
	Instinet	1,996	79.3	1.6	7.7	12.6	20.5	12.4	49.4	32.1	22.8
NON-EQUITY EXCHANGES	CME	$5,992	75.0%	7.3x	12.9x	14.9x	56.4%	49.0%	27.1x	21.6x	19.2x
	ISE	860	70.4	5.9	12.9	13.8	46.1	42.9	29.0	25.2	20.4
TRADING	ITG	$731	84.5%	1.6x	6.2x	8.2x	25.7%	19.6%	18.7x	15.0x	13.6x
	LaBranche	467	72.0	1.4	3.9	4.4	36.8	32.6	27.4	32.0	23.3
	Knight Trading	1,060	67.0	1.0	6.3	7.4	15.5	13.3	21.5	18.0	13.1
	eSpeed	481	46.2	1.7	3.8	5.7	43.7	29.0	16.1	46.7	29.6
ARMY	Management	$798	73.1%	1.8x	6.2x	8.5x	29.3%	21.4%	18.0x (b)	16.3x	11.0x
	IBES									16.0	14.0
MEMO	Instinet (a)	1,783	NM	1.3	6.2	10.2	20.5	12.4	44.1	28.6	20.4
	Mean Summary Statistics:										
	Equity ATS/ECN		84.5%	1.8x	7.2x	13.2x	25.4%	13.5%	38.3x	29.7x	18.6x
	Non-Equity Exchanges		72.7	6.6	12.9	14.4	51.3	46.0	28.0	23.4	19.8
	Trading		67.4	1.4	5.1	6.4	30.4	23.6	20.9	27.9	19.9
	All:										
	High		89.7%	7.3x	12.9x	14.9x	56.4%	49.0%	49.4x	46.7x	29.6x
	Low		46.2	1.0	3.8	4.4	15.5	12.4	16.1	15.0	13.1
	Mean		73.0	2.8	7.5	10.1	34.4	26.7	27.1	27.2	19.5
	Median		73.5	1.6	6.5	10.4	33.6	24.3	27.2	26.3	19.8

Source: FactSet (4/18/05) and Company Filings.

(a) Instinet adjusted for bid speculation: stock price as of 9/30/04 (grown at industry composite index).

(b) Adjusted for normalized tax rate (pre-IPO).

18 | LAZARD

WORKING DRAFT

PROJECT INDEPENDENCE

II ARMY

Comparative Valuation Statistics for Army (cont’d)

($ in millions, except per share amounts)

IMPLIED VALUATION

Enterprise Value/LTM LTM Margins Price/Earnings

Revenue EBITDA EBITA EBITDA EBITA LTM 2005E 2006E

Mean Summary Statistics:

Equity ATS/ECN 1.8x 7.2x 13.2x 25.4% 13.5% 38.3x 29.7x 18.6x

Non-Equity Exchanges 6.6 12.9 14.4 51.3 46.0 28.0 23.4 19.8

Trading 1.4 5.1 6.4 30.4 23.6 20.9 27.9 19.9

All:

High 7.3x 12.9x 14.9x 56.4% 49.0% 49.4x 46.7x 29.6x

Low 1.0 3.8 4.4 15.5 12.4 16.1 15.0 13.1

Mean 2.8 7.5 10.1 34.4 26.7 27.1 27.2 19.5

Median 1.6 6.5 10.4 33.6 24.3 27.2 26.3 19.8

Relevant Multiple Range:

Low 1.5x 7.0x 9.0x 16.0x 15.0x 14.0x

High 2.5 9.0 11.0 22.0 20.0 16.0

Army Statistics:

Army Management $341 $100 $73 $46 $49 $73

IBES — — — — 50 57

Net Cash/(Debt) $178 $178 $178 — — —

Implied Equity Value:

Low - Management $689 $876 $835 $731 $733 $1,016

High - Management 1,029 1,075 981 1,006 978 1,161

Low - IBES — — — — 747 800

High - IBES — — — — 996 915

Reference Equity Value Range $850 - $1,000

Per Share $17.84 $20.99

19 WORKING DRAFT

PROJECT INDEPENDENCE

II ARMY

Comparable Private Market Transaction Multiples

($ in millions)

PRECEDENT TRANSACTIONS

Enterprise Value/LTM

Ann. Date Target Acquiror Market Value Revenue EBITDA EBITA LTM P/E

12/13/04 London Stock Exchange (failed) Deutsche Börse $2,591 4.9x 11.6x 14.6x 21.2x

12/1/04 Copenhagen Stock Exchange OMHEX 218 3.9 7.6 9.8 16.3

5/21/04 National Stock Exch. of Lithuania OMHEX 4 NA NA NA 33.6

5/18/04 Budapest Stock Exchange Wiener Börse 75 9.0 NA NM NM

EXCHANGES

3/18/02 Riga Stock Exchange HEX NA NA NA NA NA

12/20/01 BVLP Euronext 117 2.3 7.0 7.9 14.9

2/28/01 Tallin Stock Exchange HEX 2 NA NA NA NA

8/29/00 London Stock Exchange OM Group 1,488 5.3 14.4 23.1 33.6

5/25/04 Brut Nasdaq $190 1.7x NA 7.2x NA

ECN (a)

6/10/02 Island Instinet 508 3.3 12.7 13.9 23.1

10/29/01 Liffe Euronext $806 3.1x 9.7x NA 27.1x

DERIVATIVES

5/1/01 Intercontinental IPE Holdings 103 3.0 11.8 14.0 23.2

Mean Summary Statistics:

Exchanges 5.1x 10.1x 13.8x 23.9x

ECN 2.5 12.7 10.5 23.1

Derivatives 3.0 10.8 14.0 25.1

All:

High 9.0x 14.4x 23.1x 33.6x

Low 1.7 7.0 7.2 14.9

Mean 4.1 10.7 12.9 24.1

Median 3.3 11.6 13.9 23.2

Source: Company Filings.

(a) RediBook/Archipelago transaction not included as constructed as a merger of equals.

20 WORKING DRAFT

PROJECT INDEPENDENCE

II ARMY

Comparable Private Market Transaction Multiples (cont’d)

($ in millions)

PRIVATE MARKET VALUATION

Enterprise Value/LTM

Revenue EBITDA EBITA LTM P/E

Mean Summary Statistics:

Exchanges 5.1x 10.1x 13.8x 23.9x

ECN 2.5 12.7 10.5 23.1

Derivatives 3.0 10.8 14.0 25.1

All:

High 9.0x 14.4x 23.1x 33.6x

Low 1.7 7.0 7.2 14.9

Mean 4.1 10.7 12.9 24.1

Median 3.3 11.6 13.9 23.2

Relevant Multiple Range:

Low 2.5x 11.0x 10.0x 22.0x

High 3.5 13.0 14.0 25.0

Army Statistics $341 $100 $73 $46

Net Cash/(Debt) $178 $178 $178 —

Implied Equity Value:

Low $1,029 $1,274 $908 $1,006

High 1,370 1,474 1,200 1,143

Reference Equity Value Range $1,000 - $1,250

Per Share $20.99 $26.24

Source: Army Management.

21 WORKING DRAFT

PROJECT INDEPENDENCE

II ARMY

Potential Instinet Pricing

($ in millions)

Market rumors indicate Instinet may be acquired at a value of $1.8bn

Currently not possible to derive implied multiples for INET and Instinet Broker

Set out below are the implied multiples at various prices

Hypothetical Transaction Value

Current Mkt. Value

Equity Value $1,800 $1,996 $2,000 $2,200

Net Debt (897) (897) (897) (897)

Enterprise Value $903 $1,100 $1,103 $1,303

Enterprise Value/

LTM Revenue 1.3x 1.6x 1.6x 1.9x

LTM EBITDA 6.3 7.7 7.7 9.1

LTM EBITA 10.4 12.6 12.7 15.0

Equity Value/

LTM Earnings 44.6x 49.4x 49.5x 54.5x

2005E EPS 28.9 32.1 32.1 35.3

2006E EPS 20.6 22.8 22.8 25.1

Source: FactSet (4/18/05) and recent news.

22 WORKING DRAFT

PROJECT INDEPENDENCE

II ARMY

3-Year Discounted Cash Flow Analysis: Management

($ in millions)

Present value of 2005-2007E expected cash flows plus a terminal value EBITDA multiple exit in 2007

PV of Terminal Value EBITDA Multiple of

Present Value of Total Enterprise Value

PV of FCF 6.00x 6.75x 7.50x 6.00x 6.75x 7.50x

Discount Rate

14.0% $128 $866 $974 $1,082 $994 $1,102 $1,210

15.0% 125 843 949 1,054 968 1,074 1,179

16.0% 122 822 924 1,027 944 1,046 1,149

17.0% 119 801 901 1,001 920 1,020 1,120

Reference Range:

Enterprise Value $920 - $1,200

Net Cash/(Debt) 178 - 178

Equity Value $1,098 - $1,378

Per Share $23.04 - $28.92

Implied Perp. Growth at EBITDA Multiple of

6.00x 6.75x 7.50x

Discount Rate

14.0% 4.5% 5.5% 6.3%

15.0% 5.4% 6.4% 7.2%

16.0% 6.3% 7.3% 8.1%

17.0% 7.2% 8.2% 9.1%

23 WORKING DRAFT

PROJECT INDEPENDENCE

II ARMY

3-Year Discounted Cash Flow Analysis: IBES

($ in millions)

Present value of 2005-2007E expected cash flows plus a terminal value EBITDA multiple exit in 2007

PV of Terminal Value EBITDA Multiple of

Present Value of Total Enterprise Value

PV of FCF 6.00x 6.75x 7.50x 6.00x 6.75x 7.50x

Discount Rate

14.0% $129 $537 $604 $671 $666 $733 $800

15.0% 127 523 589 654 650 715 781

16.0% 124 510 574 637 634 698 762

17.0% 122 497 559 621 619 681 744

Reference Range:

Enterprise Value $650 - $800

Net Cash/(Debt) 178 - 178

Equity Value $828 - $978

Per Share $17.38 - $20.53

Implied Perp. Growth at EBITDA Multiple of

Discount Rate

6.00x 6.75x 7.50x

14.0% 5.6% 6.5% 7.2%

15.0% 6.6% 7.4% 8.2%

16.0% 7.5% 8.4% 9.1%

17.0% 8.4% 9.3% 10.0%

24 WORKING DRAFT

PROJECT INDEPENDENCE

II ARMY

Premium Paid Analysis

($ in millions)

PREMIUMS PAID

$750 - $1,000 $1,000 - $1,250 $1,250 - $1,500

1-Day 1-Week 1-Month 1-Day 1-Week 1-Month 1-Day 1-Week 1-Month

Low 2.9% 4.0% 2.3% 9.5% 8.5% 5.8% 0.7% 3.1% 0.6%

Median 25.0 25.1 27.5 22.9 28.4 32.3 18.8 26.9 32.9

High 61.6 85.8 94.3 23.6 27.0 32.1 47.1 60.9 131.8

IMPLIED VALUATION

1 Day 1 Week 1 Month

Relevant Premium Range:

Low 20.0% 25.0% 26.0%

High 25.0 30.0 34.0

Share Price $16.75 $17.01 $19.26

Implied Value per Share:

Low $20.10 $21.26 $24.27

High 20.94 22.11 25.81

Reference Range $1,042 $1,094

Per Share $21.88 $22.95

1-Day Premium 30.6% 37.0%

Source: FactSet (4/18/05) and SDC (1/04 – 4/05).

Note: U.S. transactions; excludes 10 highest and lowest data points.

25 WORKING DRAFT

PROJECT INDEPENDENCE

II ARMY

Valuation Summary

($ in millions)

ARMY IMPLIED VALUATION

PER SHARE

PREMIUM TO CURRENT

IMPLIED 2005E MULTIPLES

EBITDA P/E

52-WEEK RANGE (a)

ANALYST PRICE TARGETS (a)

COMPARABLE PUBLIC COMPANIES (a)

PRECEDENT TRANSACTIONS (b)

DISCOUNTED CASH FLOW - MGMT. (b)

DISCOUNTED CASH FLOW – IBES (b)

PREMIUM PAID ANALYSIS (b)

$11.50 – $22.90 (31%) – 37% 3.4x – 8.5x 11.2x – 22.3x

18.00 – 22.50 7 – 34 6.3 – 8.3 17.5 – 21.9

17.84 – 20.99 7 – 25 6.3 – 7.7 17.4 – 20.5

20.99 – 26.24 25 – 57 7.7 – 10.0 20.5 – 25.6

23.04 – 28.92 38 – 73 8.6 – 11.2 22.5 – 28.2

17.38 – 20.53 4 – 23 6.1 – 7.5 16.9 – 20.0

21.88 – 22.95 31 – 37 8.1 – 8.5 21.3 – 22.4

$548 $1,091 $858 $1,072 $850 $1,000 $1,000 $1,250 $1,098 $1,378 $828 $978 $1,042 $1,094 $250 $750 $1,250 $1,750

(a) Trading valuation.

(b) Takeover valuation.

26 WORKING DRAFT

PROJECT INDEPENDENCE

III Navy

PROJECT INDEPENDENCE

III NAVY

Financial Summary

($ in millions)

REVENUES

$1,500 1,000 500 0

03 04 05E 06E 07E

CAGR:

2004-2005E 0.2%

2004-2007E 3.3%

$1,051 $1,060

Management Projections

$1,062 $1,134 $1,168

EBITDA

$450 400 350 300 250 200 150 100 50 0

EBITDA Margin

45% 40 35 30 25 20 15 10 5 0

03 04 05E 06E 07E

CAGR:

2004-2005E 26.2%

2004-2007E 59.1%

$121 $85

Management Projections

$107 $267 $341

Net Income $50 $25 $40 $143 $195

Source: Navy Management.

Note: We have valued Navy, and the Navy membership interests on a standalone basis by reference to the new Navy standalone model, and we express no opinion on the effect of the implementation of the new Navy standalone model, including the contemplated loss of trading privileges for holders of Navy membership interests and the contemplated management equity incentive plan. With respect to the contemplated management equity incentive plan, we have relied on the estimate of Navy’s Management as to the cost of $150mm.

27 WORKING DRAFT

PROJECT INDEPENDENCE

III NAVY

Historical Seat Pricing

($ in millions)

IMPLIED VALUE AT LAST TRADE

Last Trade $1.620

Number of Seats 1,366

Total Value at Last Trade $ 2,213

SUMMARY STATISTICS

Seat Prices

Low High Average

Last Trade $1.615 $1.615 $1.615

Last 5 Trades 1.550 1.615 1.599

Last 10 Trades 1.475 1.615 1.556

1-Year 0.975 1.615 1.282

3-Year 0.975 2.000 1.377

5-Year 0.975 2.550 1.556

8-Year 0.980 2.650 1.801

10-Year (a) 0.785 2.650 1.670

ANNOUNCED SEAT SALES

$3.0 2.5 2.0 1.5 1.0 0.5

2/2/99 11/11/99 8/20/00 5/30/01 3/9/02 12/17/02 9/26/03 7/5/04 4/14/05

ANNUAL RANGE OF PRICES

$3.0 2.5 2.0 1.5 1.0 0.5 0.0

1980 1981 1982 1983 1984 1985 1986 1987 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005

Source: Navy Management.

(a) Based on average mid-point (high and low trade) value per year.

28 WORKING DRAFT

PROJECT INDEPENDENCE

III NAVY

Lease Revenue Analysis

($ in millions)

$0.400

0.350 0.300 0.250 0.200 0.150 0.100 0.050 0.000

30% 25% 20% 15% 10% 5% 0%

1/1987 1/1989 1/1991 1/1993 1/1995 1/1997 1/1999 1/2001 1/2003 1/2005

Annual Lease Rate ($mm) % of Trading Price

Implied Seat Value at Various Yields ($mm)

Effective Yield

Annual Lease Rate

$0.055 $0.065 $0.075 $0.085

Last Trade 3.4% $1.615 $1.909 $2.202 $2.496

1-Year Average 10.0 0.550 0.650 0.750 0.850

3-Year Average 15.8 0.349 0.412 0.475 0.539

5-Year Average 16.6 0.332 0.392 0.452 0.513

8-Year Average 13.4 0.411 0.486 0.560 0.635

Source: Navy Management.

29 WORKING DRAFT

PROJECT INDEPENDENCE

III NAVY

Relevant Comparable Companies

U.S. NAVY NASDAQ INSTINET INTERNATIONAL D. BOERSE EURONEXT LSE TSX ASX

PRODUCTS

Equities Options Futures Clearing Securities Depository

REVENUE BREAKDOWN

Listing 31% 31% – 1% 5% 15% 43% 22%

Cash Transactions 15 44 100%(a) 14 18 38 34 44

Derivatives Transactions – – – 28 36 2 – 16

Market Data 38 18 – 8 31 40 20 12

Clearing – – – 40 8 – – –

Other 17 8 – 9 3 4 3 6

RANKINGS ’03-’04 REVENUE GROWTH RANK COMPANY GROWTH

1 TSX 26.5%

2 ASX 16.7

3 LSE 5.0

4 Instinet 2.6

5 Euronext 2.4

6 Navy 0.9

7 Deutsche Boerse 0.2

8 Nasdaq (17.8)

LTM EBITDA MARGIN RANK COMPANY MARGIN

1 TSX 55.5%

2 ASX 53.9

3 Deutsche Boerse 43.8

4 LSE 42.5

5 Euronext 34.7 (b)

6 Nasdaq 30.4

7 Navy 22.0 (c)

8 Instinet 20.5

EPS GROWTH RANK COMPANY L-T ‘04-‘05 ‘05-‘06

1 Instinet 14.0% 54.2% 40.5%

2 Deutsche Boerse 11.0 27.9 7.7

3 Euronext 11.0 (6.9) 11.9

4 Nasdaq 10.0 0.0 89.7

5 ASX 7.0 26.6 6.7

6 LSE NA 14.1 12.8

7 Navy NA 63.2 256.8

8 TSX NA 12.8 9.5

Source: FactSet (4/18/05) and Company Filings.

(a) Includes market data revenue from INET as well as clearing revenues.

(b) Cash equities margins.

(c) Assuming internal cost savings of $147mm.

30 WORKING DRAFT

PROJECT INDEPENDENCE | III NAVY

Excluded Comparable Companies

		REVENUE BREAKDOWN						COMMENTS
		LISTINGS	CASH TRANSACTIONS	DERIVATIVES TRANSACTIONS	MARKET DATA	CLEARING & SETTLEMENT	OTHER	
NON-US NATIONAL EXCHANGES	OM HEX	6%	14%	10%	7%	8%	55%	■ Derives substantial income from technology sales
	HK Exchanges	16	28	14	13	29	-	■ Fully integrated exchange model with substantial income from derivatives and clearing activities
	Sing. Exchange	7	13	-	15	60[a]	5	■ Fully integrated exchange model with substantial income from derivatives and clearing activities
BROKER DEALERS	LaBranche	-	100	-	-	-	-	■ Large customer of Navy's which provide order flow. No listing revenues. Proprietary trading activity with capital at risk
	Knight Trading	-	87	-	-	-	13	■ Large broker with hedge fund business
DERIVATIVES EXCHANGES	CME[b]	-	-	85	11	-	4	■ CME's underlying revenue growth is substantially higher. Revenues sourced substantially from interest rate and equity index derivative products transactions and clearing services
	ISE	-	-	66	14	-	20	■ High revenue growth dynamics. Revenues essentially sourced from equities options transactions
OTHER	eSpeed	-	80[c]	-	20	-	-	■ U.S. Treasuries electronic and voice based interdealer broker platform with different business dynamic to Navy's
	ITG	-	62	-	-	-	38	■ Electronic institutional crossing platform. Substantial revenue arising from agency brokerage and technology
	ICAP	-	51	42	2	-	6	■ International interdealer broker. Business model and instruments traded are different to Navy's

Source: Company Filings.
(a) SGX does not provide a breakdown of derivatives revenue and clearing revenue.
(b) CME does not disclose breakdown of board transaction clearing revenues.
(c) eSpeed does not provide a breakdown of their revenues by product.

31 | LAZARD

WORKING DRAFT

PROJECT INDEPENDENCE | III NAVY

Comparative Valuation Statistics for Navy

($ in millions)

TRADING COMPARABLES

		Equity Value	% of 52-W High	Enterprise Value/LTM			LTM Margins		Price/Earnings		
				Revenue	EBITDA	EBITA	EBITDA	EBITA	LTM	2005E	2006E
U.S.	Nasdaq	$847	89.7%	2.0x	6.7x	13.8x	30.4%	14.6%	27.3x	27.3x	14.4x
	Instinet	1,996	79.3	1.6	7.7	12.6	20.5	12.4	49.4	32.1	22.8
INTERNAT'L	Euronext (a)	$3,721	NM	3.1x	8.9x	11.4x	34.7%	27.1%	13.8x	14.8x	13.2x
	LSE (a)	2,794	NM	5.4	12.8	16.2	42.5	33.4	26.8	23.5	20.9
	Deutsche Boerse	8,678	95.7	3.7	8.4	11.4	43.8	32.1	22.1	17.2	16.0
	TSX	1,673	91.0	6.5	11.7	12.7	55.5	51.1	21.2	18.8	17.1
	ASX	1,536	85.8	7.2	13.3	15.0	53.9	47.8	24.3	19.2	18.0
MEMO:	Euronext	$4,198	85.4%	3.5x	10.1x	12.9x	34.7%	27.1%	15.5x	16.7x	14.9x
	LSE	2,200	75.0	4.1	9.7	12.4	42.5	33.4	21.1	18.5	16.4
	Instinet (a)	1,783	NM	1.3	6.2	10.2	20.5	12.4	44.1	28.6	20.4
Mean Summary Statistics:											
	U.S.		84.5%	1.8x	7.2x	13.2x	25.4%	13.5%	38.3x	29.7x	18.6x
	International		90.8	5.2	11.0	13.3	46.1	38.3	21.6	18.7	17.0
All (Excl. memo):											
	High		95.7%	7.2x	13.3x	16.2x	55.5%	51.1%	49.4x	32.1x	22.8x
	Low		79.3	1.6	6.7	11.4	20.5	12.4	13.8	14.8	13.2
	Mean		88.3	4.2	9.9	13.3	40.2	31.2	26.4	21.8	17.5
	Median		89.7	3.7	8.9	12.7	42.5	32.1	24.3	19.2	17.1

Source: FactSet (4/18/05) and Company Filings.
(a) LSE, Euronext and Instinet adjusted for bid speculation: stock prices as of 12/10/04 (growth at FTSE index), 12/17/04 (grown at CAC40 index), and 9/30/04 (grown at industry composite index), respectively.

32 | LAZARD WORKING DRAFT

PROJECT INDEPENDENCE | III NAVY

Comparative Valuation Statistics for Navy (cont'd)

($ in millions, except per share amounts)

IMPLIED VALUATION	Enterprise Value/LTM			LTM Margins		Price/Earnings		
	Revenue	EBITDA	EBITA	EBITDA	EBITA	LTM	2005E	2006E
Mean Summary Statistics:								
U.S.	1.8x	7.2x	13.2x	25.4%	13.5%	38.3x	29.7x	18.6x
International	5.2	11.0	13.3	46.1	38.3	21.6	18.7	17.0
All (Excl. memo):								
High	7.2x	13.3x	16.2x	55.5%	51.1%	49.4x	32.1x	22.8x
Low	1.6	6.7	11.4	20.5	12.4	13.8	14.8	13.2
Mean	4.2	9.9	13.3	40.2	31.2	26.4	21.8	17.5
Median	3.7	8.9	12.7	42.5	32.1	24.3	19.2	17.1
Relevant Multiple Range:								
Low	2.0x	8.0x	12.0x			18.0x	16.0x	15.0x
High	3.0	11.0	14.0			23.0	19.0	17.0
Navy Statistics (excl. Interest Income)	$1,060	$85	$21			$12	$23	$124
PV of Standalone Internal Cost Savings (a)	--	$687	$687			$687	$644	$165
Net Cash/(Debt)	$793	793	793			793	793	793
Implied Current Equity Value:								
Low	$2,914	$2,158	$1,737			$1,694	$1,806	$2,812
High	3,974	2,413	1,780			1,753	1,876	3,060
Reference Equity Value Range				$2,400 -	$2,750			
Navy Incentive Plan				(150)	(150)			
Member Reference Range				$2,250	$2,600			
Per Seat				*$1.647*	*$1.903*			

(a) Based on the present value (12% discount rate) of 10.0x the value of synergies to be realized in future years. Estimates of internal cost savings provided by Navy Management.

33 | LAZARD

WORKING DRAFT

PROJECT INDEPENDENCE III NAVY

IPO Valuation for Navy

($ in millions)

Fully distributed trading range based on comparable valuation analysis

Includes a 5% underwriter’s discount on portion floated

Reference Equity Value Range

Low High Mid-Pt.

Navy Fully Distributed Trading Range

$2,400 $2,750 $2,575

Mid-Point Equity Value Sensitivity

Trading Range Mid-point $2,575

% Floated

IPO Discount

7.5% 10.0% 12.5% 15.0%

Total Value

30.0% $2,481 $2,463 $2,445 $2,426

40.0% 2,450 2,426 2,401 2,377

50.0% 2,419 2,388 2,358 2,327

Per Seat Value

30.0% $1.816 $1.803 $1.790 $1.776

40.0% 1.794 1.776 1.758 1.740

50.0% 1.771 1.748 1.726 1.704

Reference Range $2,300 - 2,475

Navy Incentive Plan (150) - (150)

Member Reference Range $2,150 - $2,325

Per Seat $1.574 - $1.702

34 WORKING DRAFT

PROJECT INDEPENDENCE III NAVY

Forward Trading Valuation

($ in millions)

NAVY TRADING VALUATION 2006E 2007E

Net Income $143 $195

Less: Interest Income (20) (24)

Adjusted Net Income 124 171

Valuation Period FY1 FY2 Low High Low High

Reference Multiple 16.0x - 19.0x 15.0x - 17.0x

2006 Future Value (1/1/06):

Implied Value $1,978 $2,349 $2,571 $2,914

Plus: PV of Navy Cost Savings 185 185 — —

Net Cash/(Debt) 793 793 793 793

Total $2,956 $3,327 $3,364 $3,707

Implied FY1 Price/Net Income 20.6x 23.2x 23.5x 25.8x

2005 Present Value (1/1/05):

Discount Rate

11.0% $2,744 $3,079 $3,110 $3,418

12.0% 2,724 3,055 3,089 3,395

13.0% 2,704 3,032 3,069 3,372

14.0% 2,684 3,010 3,049 3,349

Reference Range $2,900 - $3,300

Navy Incentive Plan (150) - (150)

Member Reference Range $2,750 - $3,150

Per Seat $2.013 - $2.306

Note: Cost savings based on data provided by Navy Management.

35 WORKING DRAFT

PROJECT INDEPENDENCE III NAVY

3-Year Discounted Cash Flow Analysis

($ in millions)

Present value of 2005-2007E expected cash flows plus a terminal value EBITDA multiple exit in 2007

PV of FCF

PV of Terminal Value EBITDA Multiple of 7.5x 8.5x 9.5x

Present Value of Total Enterprise Value 7.5x 8.5x 9.5x

Discount Rate

11.0% 12.0% 13.0% 14.0%

$294 $1,872 $2,121 $2,371 $2,165 $2,415 $2,664

288 1,822 2,065 2,308 2,109 2,352 2,595

282 1,774 2,010 2,247 2,056 2,292 2,529

276 1,728 1,958 2,188 2,003 2,234 2,464

Reference Range:

Enterprise Value $2,000 - $2,600

Net Cash/(Debt) 793 - 793

Equity Value $2,793 - $3,393

Navy Incentive Plan (150) - (150)

Member Reference Range $2,643 - $3,243

Per Seat $1.935 - $2.374

Implied Perp. Growth at EBITDA Multiple of 7.5x 8.5x 9.5x

Discount Rate

11.0% 12.0% 13.0% 14.0%

3.1% 4.0% 4.7%

4.1% 4.9% 5.6%

5.0% 5.9% 6.6%

5.9% 6.8% 7.5%

Source: Based on data provided by Navy Management.

36 WORKING DRAFT

PROJECT INDEPENDENCE III NAVY

Valuation Summary

($ in millions)

NAVY MEMBER IMPLIED 2006E MULTIPLES (a)

IMPLIED VALUATION PER SEAT EBITDA P/E

10-YEAR RANGE (b) $1,072 $3,620 $0.785 – $2.650 1.0x – 10.6x 7.5x – 25.2x

52-WEEK RANGE (b) $1,332 $2,206 0.975 – 1.615 2.0 – 5.3 9.3 – 15.4

COMPARABLE PUBLIC COMPANIES (b) $2,250 $2,600 1.647 – 1.903 6.0 – 7.3 16.7 – 19.2

IPO VALUATION (b) $2,150 $2,325 1.574 – 1.702 5.6 – 6.3 16.0 – 17.3

FORWARD TRADING VALUATION (b) $2,750 $3,150 2.013 – 2.306 7.9 – 9.4 20.2 – 23.0

DISCOUNTED CASH FLOW $2,643 $3,243 1.935 – 2.374 7.5 – 9.7 19.5 – 23.6

$500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000

(a) Multiples based on reference value ranges before Navy incentive plan.

(b) Trading based valuation.

37 WORKING DRAFT

PROJECT INDEPENDENCE

IV Pro Forma Valuation Analysis

PROJECT INDEPENDENCE IV PRO FORMA VALUATION ANALYSIS

Standalone Contribution Analysis

($ in millions)

NAVY + ARMY = COMBINED

2004 NET REVENUES(a)

Other 8% Transaction 14% Market Data 16% Listing 30% Data Processing 21% Regulatory 11% Total: $1,061

Listing >1 Transaction 83% Market Data 17% Total: $341

Other 6% Transaction 31% Market Data 16% Listing 23% Data Processing 16% Regulatory 8% Total: $1,402

70%

NET REVENUES: 2004 2005E 2006E 2007E

76% 73% 70% 67%

24% 27% 30% 33%

NET INCOME: 2004 2005E 2006E 2007E

35% 45% 65% 64%

65% 55% 35% 36%

Navy Army

Source: Army and Navy Management.

38 WORKING DRAFT

PROJECT INDEPENDENCE IV PRO FORMA VALUATION ANALYSIS

Pro Forma Net Income – 2006E & 2007E

($ in millions)

For the Twelve Months Ended December 31, 2006E 2007E

Revenues:

Total Revenues $1,807 $1,965

Providing Liquidity (259) (305)

Net Revenues 1,548 1,661

Expenses:

Direct Costs:

Routing Fees (95) (105)

Clearance, Brokerage and Exchange (10) (11)

Indirect Costs:

Employee Compensation and Benefits (392) (358)

Depreciation and Amortization (129) (130)

Systems & Communications (335) (306)

Marketing and Promotion (38) (36)

Legal and Professional (108) (101)

Occupancy (61) (61)

General and Administrative (74) (70)

Total Indirect Costs (1,243) (1,179)

Operating Income (EBIT) 305 482

Interest Income 23 29

Income Tax Expense (131) (206)

Minority Interest (3) (3)

Net income $194 $302

PRO FORMA ASSUMPTIONS

Market volumes based on mutually agreed upon growth projections

NYSE growth of 10.0%, 25.0%, and 10.0% in 2005E, 2006E and 2007E, respectively

NASDAQ growth of 10.0% in 2005E, 2006E and 2007E

AMEX growth of –7.8%, -20.0% and 5.0% in 2005E, 2006E and 2007E, respectively

Pro forma combined market share assumptions

NYSE market share of 80.0% in 2006E and 2007E

NASDAQ market share of 26.0% and 27.5% in 2006E and 2007E, respectively

AMEX market share of 30.5% and 33.5% in 2006E and 2007E, respectively

Army projections include the derivatives business (PCX) and exclude WAVE

Transaction synergies are calculated in addition to Navy’s currently anticipated expense reductions (see page 46) and are based on mutually agreed upon expense savings

Total 2006E pre-tax expense synergies of $73mm ($37mm assuming 50% phase-in)

Total 2007E pre-tax expense synergies of $81mm

Synergies are phased-in 50% in 2006E and 100% in 2007E

Projections exclude any potential revenue synergies

Pro forma corporate tax rate of 41.5%, but tax rate on the interest income from half of excess cash if 5%

Assumes 15% of excess purchase price is allocated to identifiable intangibles and amortized over 5 years

Assumes restructuring charge of 1.5x full year 2006E projected synergies of $73mm

Source: Army and Navy Management.

39 WORKING DRAFT

PROJECT INDEPENDENCE
IV PRO FORMA VALUATION ANALYSIS

Comparative Valuation Statistics for Pro Forma Entity

($ in millions)

TRADING COMPARABLES											
		Equity Value	% of 52W High	Enterprise Value/LTM			LTM Margins		Price/EPS		
				Revenue	EBITDA	EBITA	EBITDA	EBITA	LTM	2005E	2006E
EQUITY ATS/ECN	Nasdaq	$847	89.7%	2.0x	6.7x	13.8x	30.4%	14.6%	27.3x	27.3x	14.4x
	Instinet	1,996	79.3	1.6	7.7	12.6	20.5	12.4	49.4	32.1	22.8
NON-EQUITY EXCHANGES	CME	$5,992	75.0%	7.3x	12.9x	14.9x	56.4%	49.0%	27.1x	21.6x	19.2x
	ISE	860	70.4	5.9	12.9	13.8	46.1	42.9	29.0	25.2	20.4
EXCHANGES	Deutsche Boerse	$8,678	95.7%	3.7x	8.4x	11.4x	43.8%	32.1%	22.1x	17.2x	16.0x
	Euronext (a)	3,721	NM	3.1	8.9	11.4	34.7	27.1	13.8	14.8	13.2
	LSE (a)	2,794	NM	5.4	12.8	16.2	42.5	33.4	26.8	23.5	20.9
	TSX	1,673	91.0	6.5	11.7	12.7	55.5	51.1	21.2	18.8	17.1
	ASX	1,536	85.8	7.2	13.3	15.0	53.9	47.8	24.3	19.2	18.0
MEMO:	Euronext	$4,198	85.4%	3.5x	10.1x	12.9x	34.7%	27.1%	15.5x	16.7x	14.9x
	LSE	2,200	75.0	4.1	9.7	12.4	42.5	33.4	21.1	18.5	16.4
	Instinet (a)	1,783	NM	1.3	6.2	10.2	20.5	12.4	44.1	28.6	20.4
	Mean Summary Statistics:										
	Equity ATS/ECN		84.5%	1.8x	7.2x	13.2x	25.4%	13.5%	38.3x	29.7x	18.6x
	Non-Equity Exchanges		72.7	6.6	12.9	14.4	51.3	46.0	28.0	23.4	19.8
	Exchanges		90.8	5.2	11.0	13.3	46.1	38.3	21.6	18.7	17.0
	All (Excl. Nasdaq, Instinet and Memo):										
	High		95.7%	7.3x	13.3x	16.2x	56.4%	51.1%	29.0x	25.2x	20.9x
	Low		70.4	3.1	8.4	11.4	34.7	27.1	13.8	14.8	13.2
	Mean		83.6	5.6	11.5	13.6	47.5	40.5	23.5	20.0	17.8
	Median		85.8	5.9	12.8	13.8	46.1	42.9	24.3	19.2	18.0

Source: FactSet (4/18/05) and Company Filings.

(a) LSE, Euronext and Instinet adjusted for bid speculation: stock prices as of 12/10/04 (growth at FTSE index), 12/17/04 (grown at CAC40 index), and 9/30/04 (grown at industry composite index), respectively.

40 | LAZARD
WORKING DRAFT

PROJECT INDEPENDENCE IV PRO FORMA VALUATION ANALYSIS

Pro Forma Forward Trading Valuation

($ in millions)

PRO FORMA TRADING VALUATION

2006E 2007E

Pro Forma Net Income $194 $302

Less: Merger Cost Savings (a/t) (20) —

Adjusted Net Income (w/o synergies) $174 $302

Valuation Period

FY1 FY2

Low High Low High

Reference Multiple 16.0x - 19.0x 15.0x - 17.0x

2006 Future Value:

Implied Value @ 1/1/06 $2,789 $3,311 $4,530 $5,134

Plus: PV of Merger Cost Savings @ 1/1/06 370 370 — —

Plus: PV of Navy Cost Savings @ 1/1/06 185 185 — —

Total $3,343 $3,866 $4,530 $5,134

Implied FY1 P/E 17.2x 19.9x 23.3x 26.4x

2005 Present Value (1/1/05):

11.0% $3,019 $3,490 $4,081 $4,625

Discount 12.0% 2,985 3,452 4,045 4,584

Rate 13.0% 2,951 3,414 4,009 4,543

14.0% 2,918 3,377 3,974 4,504

Reference Range $3,500 - $4,100

Note: Merger cost savings and synergies provided by Navy Management.

41 WORKING DRAFT

PROJECT INDEPENDENCE IV PRO FORMA VALUATION ANALYSIS

Current Comparable Trading Valuation

FY2 P/E VS. FY2/LTM COMPOUND EPS GROWTH – 2006E P/E VS. 04-06 COMPOUND EPS GROWTH

P/E 2006E

26 24 22 20 18 16 14 12 10

0% 10% 20% 30% 40% 50% 60%

Implied FY2 P/E: 25.0x

Implied FY2 P/E: 22.0x

Combined Entity

Instinet

Navy

LSE ISE CME ASX TSX

Deutsche Boerse

Euronext

06-07 Growth(a): 06-07 36.5% Growth(a): 55.4%

04-06 CAGR

Source: FactSet (4/18/05), Company Filings, Army and Navy Management.

Note: Euronext and LSE adjusted for bid speculation.

(a) Excludes synergies and Navy internal cost savings.

42 WORKING DRAFT

PROJECT INDEPENDENCE IV PRO FORMA VALUATION ANALYSIS

Value Allocation

($ in millions)

PRO FORMA ENTITY

LOW HIGH MID-PT.

Trading Value (w/o synergies) $3,170 $3,770 $3,470

Plus: NPV of Merger Cost Savings 330 330 330

Trading Value (w/ synergies) $3,500 $4,100 $3,800

ARMY NAVY

LOW HIGH MID-PT. LOW HIGH MID-PT.

Ownership 30.0% 30.0% 30.0% 70.0% 70.0% 70.0%

Value Allocation (w/o synergies) $951 $1,131 $1,041 $2,219 $2,639 $2,429

Per Share $19.96 $23.74 $21.85

Implied Premium 19.2% 41.7% 30.4%

Value Allocation (w/ synergies) $1,050 $1,230 $1,140 $2,450 $2,870 $2,660

Per Share $22.04 $25.82 $23.93

Implied Premium 31.6% 54.1% 42.9%

Navy Total Value Allocation:

Value Allocation (w/ synergies) $2,450 $2,870 $2,660

Navy Distribution 410 410 410

Navy Incentive Plan (150) (150) (150)

Total Member Value Allocation $2,710 $3,130 $2,920

Per Seat $1.984 $2.291 $2.137

43 WORKING DRAFT

PROJECT INDEPENDENCE IV PRO FORMA VALUATION ANALYSIS

Army Value – Based on Current Navy Public

($ in millions)

Low High Mid-Pt.

Navy Comparable Trading Valuation Range $2,400 $2,750 $2,575

Less: Navy Distribution (410) (410) (410)

Adjusted Valuation $1,990 $2,340 $2,165

Implied Pro Forma Valuation $2,843 $3,343 $3,093

Implied Valuation of Army 30% Stake $853 $1,003 $928

Premium 6.9% 25.7% 16.3%

Implied Multiple of 2005E Army:

EPS 17.4x 20.5x 19.0x

Revenues 1.7 2.1 1.9 EBITDA 6.3 7.7 7.0

44 WORKING DRAFT

PROJECT INDEPENDENCE IV PRO FORMA VALUATION ANALYSIS

Valuation Summary

($ in millions, except per share amounts)

ARMY TAKEOVER VALUATION

PRECEDENT TRANSACTION

$1,000 $1,250

($20.99) ($26.24)

DISCOUNTED CASH FLOW - MGMT.

$1,098 $1,378

($ 23.04) ($28.92)

DISCOUNTED CASH FLOW - IBES

$828 $978

($17.38) ($20.53)

PREMIUM PAID ANALYSIS

$1,042 $1,094

($21.88) ($22.95)

VALUE – CURRENT NAVY PUBLIC

$853 $1,003

($17.90) ($21.05)

PRO FORMA TRADING

$1,050 $1,230

($22.04) ($25.82)

$500 $700 $900 $1,100 $1,300 $1,500 $1,700

NAVY MEMBER TRADING VALUATION

10-YEAR RANGE

$1,072 $3,620

($0.785) ($2.650)

52-WEEK RANGE

$1,332 $2,206

($0.975) ($1.615)

FORWARD TRADING VALUE

$2,750 $3,150

($2.013) ($2.306)

IPO VALUATION

$2,150 $2,325

($ 1.574) ($1.702)

COMPARABLE PUBLIC COMPANIES

$2,250 $2,600

($1.647) ($1.903)

PRO FORMA TRADING

$2,710 $3,130

($1.984) ($2.291)

$500 $1,500 $2,500 $3,500 $4,500

45 WORKING DRAFT

PROJECT INDEPENDENCE

Appendix

PROJECT INDEPENDENCE APPENDIX

Drivers of Navy Performance

Revenue increases $105mm or 5% compounded ’05 – ’07. The following drivers represent $67mm of the cumulative growth:

Introduction of Trading Right Lease revenue in 2006 of $25mm per year, assuming 1,000 seats at $25k each

Growth in Non-Fine Regulatory Revenue of 10% in 2006 and 2007 from a base of $113mm in 2005B. Review of revenue has identified a $33mm gap between services provided and fees collected for those services, setting the stage for a 2006 pricing overhaul

Floor and Facilities fee revenue increases $17mm in 2006. This represents a 24% reduction in the $70mm identified gap between services provided and revenue received for those services

Expenses decrease $130mm, or 6.6% compounded ’05 –’07. The following drivers represent $104mm of the cumulative savings:

Reduction in Operating Professional Service Expense of 10% in 2006 and 5% in 2007, resulting in professional service expense of $63mm in 2006 and $60mm in 2007. This compares to $70mm in 2004/2005, and $47mm in 2003

Headcount reductions of 10% from 2005 end of year figure of 1741. As of March 31, 2005, operating headcount was 1572. Average compensation and G&A is estimated at $178k and $27k per person

15% efficiency realization at SIAC based on 2005 expenses of $461mm, and a 3-year realization ($12mm, $34mm and $24mm). Navy based on constant usage, receives the majority of these saves, or $8mm, $25mm and $18mm in each year

Source: Army and Navy Management.

46 WORKING DRAFT

PROJECT INDEPENDENCE APPENDIX

Net Merger Benefits Analysis

($ in millions)

Present value of 2006E-2007E expected cash flows plus a perpetuity growth terminal value exit in 2007

PV of Terminal Value

Discount PV of Perpetuity Growth of Total Value of Synergies

Rate FCF 0.0% 1.0% 2.0% 0.0% 1.0% 2.0%

12.0% ($33) ($121) ($134) ($148) ($155) ($167) ($182)

Revenue 13.0% (33) (109) (119) (131) (142) (152) (164)

Synergies/

(Dissynergies) 14.0% (32) (99) (107) (117) (131) (139) (149)

15.0% (31) (90) (97) (105) (121) (128) (137)

12.0% $47 $261 $287 $319 $308 $335 $366

Cost 13.0% 46 234 256 283 281 303 329

Savings 14.0% 45 212 231 252 257 276 297

15.0% 44 193 209 227 237 253 271

12.0% $14 $139 $154 $171 $153 $168 $185

13.0% 13 125 137 151 139 151 165

Total 14.0% 13 113 123 135 126 136 148

15.0% 13 103 112 121 116 124 134

Source: Army and Navy Management.

47 WORKING DRAFT

PROJECT INDEPENDENCE APPENDIX

Potential Revenue Enhancements

Additional revenue opportunities from the merger indicated by management include:

Increase in long term trading volume in listed shares arising from ability to execute transactions on a fast electronic platform

Attract new listings on Army’s PCX listing platform from companies which do not qualify for listing on Navy

Introduce new products such as ETFs, derivatives by building on Army’s PCX platform such as equity options and warrants

Create new market data products using Navy’s extensive data base on listed securities and Army’s advanced data management technology

Source: Army and Navy Management.

48 WORKING DRAFT